EXHIBIT 99.1

Contact:	Mark Hord	FOR IMMEDIATE RELEASE
ViewPoint Financial Group, Inc.
972-578-5000, Ext. 7440
ViewPoint Financial Group, Inc. Announces Fourth Quarter
Earnings Release and Conference Call, Annual Meeting Date
PLANO, Texas, February 10, 2011 ... ViewPoint Financial Group, Inc. (NASDAQ:VPFG), (the “Company”) today announced that it plans to release its fourth quarter and year-end 2010 results after the close of the market on Thursday, March 3, 2011. The earnings release, along with the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, will be available on the Company’s website, www.viewpointfinancialgroup.com. The Company will also host an investor conference call to review the results on Friday, March 4, 2011, at 10 a.m. Central Time. Participants are asked to call (toll-free) 1-877-317-6789 at least five minutes prior to the call. International participants are asked to call 1-412-317-6789 and participants in Canada are asked to call (toll-free) 1-866-605-3852.
The call and corresponding presentation slides will be webcast live on the home page of the Company’s website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #447523. This replay will be available until March 21, 2011 at 8 a.m., Central Time. The webcast will be archived on the Company’s website until September 4, 2011.
The Company also today announced that it will be holding its Annual Meeting of Shareholders on Tuesday, May 24, 2011, at 4:00 p.m. Central Time. The agenda for the Annual Meeting will include the election of Directors of the Company to those board positions with terms expiring in 2011, the ratification of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, an advisory “say-on-pay” vote of shareholders relating to executive compensation, and an advisory vote of shareholders relating to the frequency of future “say-on-pay” votes. More information about this agenda and the Annual Meeting will be sent to Company shareholders in April 2011.
ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank. ViewPoint Bank operates 23 community bank offices and 14 loan production offices. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.
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